As filed with the Securities and Exchange Commission on May 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Treace Medical Concepts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1052611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Palmetto Park Place

Ponte Vedra, Florida 32081

(Address, including zip code, of Principal Executive Offices)

2021 Incentive Award Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Scot M. Elder

Chief Legal & Compliance Officer and Corporate Secretary

Treace Medical Concepts, Inc.

100 Palmetto Park Place

Ponte Vedra, Florida, 32801 (904) 373-5940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cathy Birkeland Scott Westhoff Latham & Watkins LLP 330 North Wabash Ave, Suite 2800 Chicago, IL 60611 Telephone: (312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission for the purpose of registering an additional 3,704,979 shares of common stock, par value $0.001 per share, of Treace Medical Concepts, Inc. (the “Registrant”) pursuant to the following employee benefit plans for which the Registration Statements of the Registrant on Form S-8 (File Nos. 333-255541, 333-263327 and 222-270352) are effective: (i) the 2021 Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 3,087,482 shares of common stock, and (ii) the 2021 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 617,497 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-

Pursuant to General Instruction E of Form S-8, the contents of the above referenced Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 27, 2021 (File No. 333-255541), March 4, 2022 (File No. 333-263327) and March 8, 2023 (File No. 333-270352), are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Treace Medical Concepts, Inc.	8-K	3.1	4/27/2021

4.2	Amended and Restated Bylaws of the Treace Medical Concepts, Inc.	8-K	3.2	4/27/2021

4.3	Form of Common Stock Certificate	S-1/A	4.2	4/19/2021

5.1	Opinion of Latham & Watkins LLP				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X

23.2	Consent of Independent Registered Public Accounting Firm				X

24.1	Power of Attorney (included on the signature page to this Registration Statement)				X

99.1	2021 Incentive Award Plan and related form agreements	S-8	99.2	4/27/2021

99.2	2021 Employee Stock Purchase Plan	S-8	99.3	4/27/2021

107.1	Filing Fee Table.				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida, on this 9th day of May, 2024.

Treace Medical Concepts, Inc.

By: /s/ John T. Treace

John T. Treace

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John T. Treace, Mark L. Hair and Scot M. Elder, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ John T. Treace John T. Treace	Chief Executive Officer, Founder and Director (Principal Executive Officer)	May 9, 2024

/s/ Mark L. Hair Mark L. Hair	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2024

/s/ James T. Treace James T. Treace	Chairman of the Board	May 9, 2024

/s/ John K. Bakewell John K. Bakewell	Director	May 9, 2024

/s/ Lance A. Berry Lance A. Berry	Director	May 9, 2024

/s/ Lawrence W. Hamilton Lawrence W. Hamilton	Director	May 9, 2024

/s/ Elizabeth S. Hanna Elizabeth S. Hanna	Director	May 9, 2024

/s/ Deepti Jain Deepti Jain	Director	May 9, 2024

/s/ Jane E. Kiernan Jane E. Kiernan	Director	May 9, 2024

/s/ Richard W. Mott Richard W. Mott	Director	May 9, 2024